Exhibit 99.1

Twilio Announces First Quarter 2018 Results

Q1 Total Revenue of $129.1 million, up 48% year-over-year

Q1 Base Revenue of $117.5 million, up 46% year-over-year

Q1 Dollar-Based Net Expansion Rate of 132%

SAN FRANCISCO--(BUSINESS WIRE)--May 8, 2018--Twilio (NYSE: TWLO), the leading cloud communications platform, today reported financial results for its first quarter ended March 31, 2018.

“We are honored that a growing list of companies around the world are placing their trust in Twilio. Our first quarter results exhibited broad-based strength across multiple areas of our business, especially with continued expansion with existing customers,” said Jeff Lawson, Twilio’s Co-Founder and Chief Executive Officer. “Our continued devotion to innovation was highlighted by the launch of Twilio Flex - the first fully programmable cloud contact center application platform.”

First Quarter 2018 Financial Highlights

  Total revenue of $129.1 million for the first quarter of 2018, up 48% from the first quarter of 2017 and 12% sequentially from the fourth quarter of 2017.
  Base revenue of $117.5 million for the first quarter of 2018, up 46% from the first quarter of 2017 and 12% sequentially from the fourth quarter of 2017.
  GAAP loss from operations of $24.3 million for the first quarter of 2018, compared with GAAP loss from operations of $14.8 million for the first quarter of 2017. Non-GAAP loss from operations of $4.7 million for the first quarter of 2018, compared with non-GAAP loss from operations of $3.7 million for the first quarter of 2017.
  GAAP net loss per share attributable to common stockholders of $0.25 based on 94.7 million weighted average shares outstanding in the first quarter of 2018, compared with GAAP net loss per share attributable to common stockholders of $0.16 based on 88.6 million weighted average shares outstanding in the first quarter of 2017.
  Non-GAAP net loss per share attributable to common stockholders of $0.04 based on 94.7 million weighted average shares outstanding in the first quarter of 2018, compared with non-GAAP net loss per share attributable to common stockholders of $0.04 based on 88.6 million weighted average shares outstanding in the first quarter of 2017.

Key Metrics and Recent Business Highlights

  53,985 Active Customer Accounts as of March 31, 2018, compared to 40,696 Active Customer Accounts as of March 31, 2017.
  Dollar-Based Net Expansion Rate was 132% for the first quarter of 2018, compared to 141% for the first quarter of 2017.
  Unveiled Twilio Flex, the first cloud contact center application platform that’s programmable at every layer of the stack, giving businesses complete control of their contact center experience.
  Announced support for RCS Business Messaging and LINE to further our efforts to provide developers with one API to deliver the richest messaging experiences for any device, while reaching every user.
  Introduced the general availability of Twilio Notify, providing our customers one API to make it easy to send bulk notifications to their end customers over push, SMS, and Facebook Messenger.
  Announced the general availability for Twilio Programmable Wireless, a cellular communications platform with simple APIs that developers can use to power a wide range of internet-connected solutions (IoT).

Outlook

Twilio is providing guidance for the second quarter ending June 30, 2018 and full year ending December 31, 2018 as follows:

Quarter ending June 30, 2018:
Total Revenue (millions)	$129.0	to	$131.0
Base Revenue (millions)	$122.0	to	$123.0
Non-GAAP loss from operations (millions)	$6.0	to	$5.0
Non-GAAP net loss per share	$0.06	to	$0.05
Weighted average shares outstanding	96.0

Full year ending December 31, 2018:
Total Revenue (millions)	$538.0	to	$544.0
Base Revenue (millions)	$507.0	to	$510.0
Non-GAAP loss from operations (millions)	$12.0	to	$9.0
Non-GAAP net loss per share	$0.10	to	$0.07
Weighted average shares outstanding	98.0

Conference Call Information

Twilio will host a conference call today, May 8, 2018, to discuss first quarter 2018 financial results, as well as the second quarter and full year 2018 outlook, at 2 p.m. Pacific Time, 5 p.m. Eastern Time. A live webcast of the conference call, as well as a replay of the call, will be available at https://investors.twilio.com. The conference call can also be accessed by dialing (844) 453-4207, or +1 (647) 253-8638 (outside the U.S. and Canada). The conference ID is 7672639. Following the completion of the call through 11:59 p.m. Eastern Time on May 15, 2018, a replay will be available by dialing (800) 585-8367 or +1 (416) 621-4642 (outside the U.S. and Canada) and entering passcode 7672639. Twilio has used, and intends to continue to use, its investor relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Twilio Inc.

More than 2 million developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, and video by virtualizing the world’s telecommunications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer's toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this press release include, but are not limited to, statements about: Twilio’s outlook for the quarter ending June 30, 2018 and full year ending December 31, 2018 and Twilio’s expectations regarding its products and solutions. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Twilio’s actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including, among other things: adverse changes in general economic or market conditions; changes in the market for communications; Twilio’s ability to adapt its products to meet evolving market and customer demands and rapid technological change; Twilio’s ability to generate sufficient revenues to achieve or sustain profitability; Twilio’s ability to retain customers and attract new customers; Twilio’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; Twilio’s ability to effectively manage its growth; and Twilio’s ability to compete effectively in an intensely competitive market.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s most recent filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017 filed on March 1, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time. Moreover, Twilio operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.

Forward-looking statements represent Twilio’s management’s beliefs and assumptions only as of the date such statements are made. Twilio undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Use of Non-GAAP Financial Measures

To provide investors and others with additional information regarding Twilio’s results, the following non-GAAP financial measures are disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP loss from operations and operating margin, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. For the periods presented, Twilio defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude stock-based compensation and amortization of acquired intangibles.

Non-GAAP Operating Expenses. For the periods presented, Twilio defines non-GAAP operating expenses (including categories of operating expenses) as GAAP operating expenses (and categories of operating expenses) adjusted to exclude, as applicable, stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, and payroll taxes related to stock-based compensation.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin. For the periods presented, Twilio defines non-GAAP loss from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, and payroll taxes related to stock-based compensation.

Non-GAAP Net Loss Attributable to Common Stockholders and Non-GAAP Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted. For the periods presented, Twilio defines non-GAAP net loss attributable to common stockholders and non-GAAP net loss per share attributable to common stockholders, basic and diluted, as GAAP net loss attributable to common stockholders and GAAP net loss per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation, amortization of acquired intangibles, acquisition-related expenses, and payroll taxes related to stock-based compensation.

Twilio’s management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Twilio’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Twilio uses a non-GAAP financial measure, a reconciliation is provided to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

With respect to Twilio’s guidance as provided under “Outlook” above, Twilio has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Operating Metrics

Twilio reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of Active Customer Accounts, Base Revenue, and Dollar-Based Net Expansion Rate.

Number of Active Customer Accounts. Twilio believes that the number of Active Customer Accounts is an important indicator of the growth of its business, the market acceptance of its platform and future revenue trends. Twilio defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, for which Twilio has recognized at least $5 of revenue in the last month of the period. Twilio believes that use of its platform by customers at or above the $5 per month threshold is a stronger indicator of potential future engagement than trial usage of its platform or usage at levels below $5 per month. A single organization may constitute multiple unique Active Customer Accounts if it has multiple account identifiers, each of which is treated as a separate Active Customer Account.

Base Revenue. Twilio monitors Base Revenue as one of the more reliable indicators of future revenue trends. Base Revenue consists of all revenue other than revenue from large Active Customer Accounts that have never entered into 12-month minimum revenue commitment contracts with Twilio, which the Company refers to as Variable Customer Accounts. While almost all of Twilio’s customers exhibit some level of variability in the usage of its products, based on the experience of Twilio’s management, Twilio believes that Variable Customer Accounts are more likely to have significant fluctuations in usage of its products from period to period, and therefore that revenue from Variable Customer Accounts may also fluctuate significantly from period to period. This behavior is best evidenced by the decision of such customers not to enter into contracts with Twilio that contain minimum revenue commitments, even though they may spend significant amounts on the use of the Company’s products and they may be foregoing more favorable terms often available to customers that enter into committed contracts with Twilio. This variability adversely affects Twilio’s ability to rely upon revenue from Variable Customer Accounts when analyzing expected trends in future revenue.

For historical periods through March 31, 2016, Twilio defined a Variable Customer Account as an Active Customer Account that (i) had never signed a minimum revenue commitment contract with the Company for a term of at least 12 months and (ii) has met or exceeded 1% of the Company’s revenue in any quarter in the periods presented through March 31, 2016. To allow for consistent period-to-period comparisons, in the event a customer qualified as a Variable Customer Account as of March 31, 2016, or a previously Variable Customer Account ceased to be an Active Customer Account as of such date, Twilio included such customer as a Variable Customer Account in all periods presented. For reporting periods starting with the three months ended June 30, 2016, Twilio defines a Variable Customer Account as a customer account that (a) has been categorized as a Variable Customer Account in any prior quarter, as well as (b) any new customer account that (i) has never signed a minimum revenue commitment contract with Twilio for a term of at least 12 months and (ii) meets or exceeds 1% of the Company’s revenue in a quarter. Once a customer account is deemed to be a Variable Customer Account in any period, they remain a Variable Customer Account in subsequent periods unless they enter into a minimum revenue commitment contract with Twilio for a term of at least 12 months.

Dollar-Based Net Expansion Rate. Twilio’s ability to drive growth and generate incremental revenue depends, in part, on the Company’s ability to maintain and grow its relationships with existing Active Customer Accounts and to increase their use of the platform. An important way in which Twilio tracks its performance in this area is by measuring the Dollar-Based Net Expansion Rate for Active Customer Accounts, other than Variable Customer Accounts. Twilio’s Dollar-Based Net Expansion Rate increases when such Active Customer Accounts increase their usage of a product, extend their usage of a product to new applications or adopt a new product. Twilio’s Dollar-Based Net Expansion Rate decreases when such Active Customer Accounts cease or reduce their usage of a product or when the Company lowers usage prices on a product. As our customers grow their businesses and extend the use of our platform, they sometimes create multiple customer accounts with us for operational or other reasons. As such, for reporting periods starting with the three months ended December 31, 2016, when we identify a significant customer organization (defined as a single customer organization generating more than 1% of revenue in a quarterly reporting period) that has created a new Active Customer Account, this new Active Customer Account is tied to, and revenue from this new Active Customer Account is included with, the original Active Customer Account for the purposes of calculating this metric. Twilio believes that measuring Dollar-Based Net Expansion Rate on revenue generated from Active Customer Accounts, other than Variable Customer Accounts, provides a more meaningful indication of the performance of the Company’s efforts to increase revenue from existing customer accounts.

Twilio’s Dollar-Based Net Expansion Rate compares the revenue from Active Customer Accounts, other than Variable Customer Accounts, in a quarter to the same quarter in the prior year. To calculate the Dollar-Based Net Expansion Rate, the Company first identifies the cohort of Active Customer Accounts, other than Variable Customer Accounts, that were Active Customer Accounts in the same quarter of the prior year. The Dollar-Based Net Expansion Rate is the quotient obtained by dividing the revenue generated from that cohort in a quarter, by the revenue generated from that same cohort in the corresponding quarter in the prior year. When Twilio calculates Dollar-Based Net Expansion Rate for periods longer than one quarter, it uses the average of the applicable quarterly Dollar-Based Net Expansion Rates for each of the quarters in such period.

Source: Twilio Inc.

TWILIO INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Revenue	$129,116	$87,372
Cost of revenue	59,582	37,286
Gross profit	69,534	50,086
Operating expenses:
Research and development	37,576	26,522
Sales and marketing	32,822	21,116
General and administrative	23,393	17,203
Total operating expenses	93,791	64,841
Loss from operations	(24,257)	(14,755)
Other income, net	665	498
Loss before (provision) benefit for income taxes	(23,592)	(14,257)
(Provision) benefit for income taxes	(137)	30
Net loss attributable to common stockholders	$(23,729)	$(14,227)

Net loss per share attributable to common stockholders, basic and diluted	$(0.25)	$(0.16)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,673,557	88,612,804

TWILIO INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	As of	As of
	March 31,	December 31,
Assets	2018	2017
Current assets:
Cash and cash equivalents	$117,737	$115,286
Short-term marketable securities	190,271	175,587
Accounts receivable, net	57,310	43,113
Prepaid expenses and other current assets	16,791	19,279
Total current assets	382,109	353,265
Restricted cash	5,502	5,502
Property and equipment, net	53,694	50,541
Intangible assets, net	18,981	20,064
Goodwill	18,269	17,851
Other long-term assets	4,240	2,559
Total assets	$482,795	$449,782

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,924	$11,116
Accrued expenses and other current liabilities	76,595	53,614
Customer deposits	7,442	-
Deferred revenue	7,343	13,797
Total current liabilities	109,304	78,527
Long-term liabilities	10,951	11,409
Total liabilities	120,255	89,936
Commitments and contingencies
Stockholders’ equity:
Preferred stock	-	-
Common stock	95	94
Additional paid-in capital	633,460	608,165
Accumulated other comprehensive income	2,439	2,025
Accumulated deficit	(273,454)	(250,438)
Total stockholders’ equity	362,540	359,846
Total liabilities and stockholders’ equity	$482,795	$449,782

TWILIO INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Operating Activities:		As Adjusted
Net loss	$(23,729)	$(14,227)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,631	3,955
Amortization of bond premium	28	63
Stock-based compensation	17,540	9,385
Provision for doubtful accounts	375	72
Gain on lease termination	-	(295)
Write-off of internally developed software	182	26
Changes in assets and liabilities:
Accounts receivable	(14,612)	(1,950)
Prepaid expenses and other current assets	2,512	(972)
Other long-term assets	(1,169)	(178)
Accounts payable	6,703	149
Accrued expenses and other current liabilities	22,789	5,221
Deferred revenue	(6,256)	885
Customer deposits	7,441	-
Long-term liabilities	(499)	306
Net cash provided by operating activities	$16,936	$2,440

Investing Activities:
Purchases of marketable securities	(42,693)	(170,769)
Maturities of marketable securities	27,600	-
Capitalized software development costs	(4,795)	(3,649)
Purchases of property and equipment	(940)	(4,971)
Purchases of intangible assets	(112)	(8)
Acquisition, net of cash acquired	-	(22,621)
Net cash used in investing activities	$(20,940)	$(202,018)

Financing Activities:
Payments of costs related to public offerings	-	(238)
Proceeds from exercises of stock options	6,678	12,735
Value of equity awards withheld for tax liabilities	(371)	(155)
Net cash provided by financing activities	$6,307	$12,342

Effect of exchange rate changes on cash and cash equivalents	148	11

Net increase (decrease) in cash, cash equivalents, and restricted cash	2,451	(187,225)
Cash, cash equivalents, and restricted cash at beginning of period	120,788	314,280
Cash, cash equivalents, and restricted cash at end of period	$123,239	$127,055

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Gross profit	$69,534	$50,086
Non-GAAP adjustments:
Stock-based compensation	222	138
Amortization of acquired intangibles	1,198	997
Non-GAAP gross profit	$70,954	$51,221

Non-GAAP gross margin	55%	59%

Research and development	$37,576	$26,522
Non-GAAP adjustments:
Stock-based compensation	(7,872)	(4,484)
Amortization of acquired intangibles	(22)	(38)
Gain on lease termination	-	150
Payroll taxes related to stock-based compensation	(314)	(806)
Non-GAAP research and development	$29,368	$21,344

Non-GAAP research and development as % of revenue	23%	24%

Sales and marketing	$32,822	$21,116
Non-GAAP adjustments:
Stock-based compensation	(3,859)	(1,995)
Amortization of acquired intangibles	(220)	(117)
Gain on lease termination	-	100
Payroll taxes related to stock-based compensation	(74)	(338)
Non-GAAP sales and marketing	$28,669	$18,766

Non-GAAP sales and marketing as % of revenue	22%	21%

General and administrative	$23,393	$17,203
Non-GAAP adjustments:
Stock-based compensation	(5,587)	(2,768)
Amortization of acquired intangibles	(20)	(24)
Acquisition related expenses	-	(217)
Release of tax liability upon obligation settlement and estimate revisions	-	920
Gain on lease termination	-	45
Payroll taxes related to stock-based compensation	(176)	(306)
Non-GAAP general and administrative	$17,610	$14,853

Non-GAAP general and administrative as % of revenue	14%	17%

Loss from operations and margin	$(24,257)	$(14,755)
Non-GAAP adjustments:
Stock-based compensation	17,540	9,385
Amortization of acquired intangibles	1,460	1,176
Acquisition related expenses	-	217
Release of tax liability upon obligation settlement and estimate revisions	-	(920)
Gain on lease termination	-	(295)
Payroll taxes related to stock-based compensation	564	1,450
Non-GAAP loss from operations	$(4,693)	$(3,742)

Non-GAAP operating margin	(4%)	(4%)

TWILIO INC.
Reconciliation to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017
Net loss attributable to common stockholders	$(23,729)	$(14,227)
Non-GAAP adjustments:
Stock-based compensation	17,540	9,385
Amortization of acquired intangibles	1,460	1,176
Acquisition related expenses	-	217
Release of tax liability upon obligation settlement and estimate revisions	-	(920)
Gain on lease termination	-	(295)
Payroll taxes related to stock-based compensation	564	1,450
Non-GAAP net loss attributable to common stockholders	$(4,165)	$(3,214)

Non-GAAP net loss attributable to common stockholders as % of revenue	(3%)	(4%)

Net loss per share attributable to common stockholders, basic and diluted*	$(0.25)	$(0.16)
Non-GAAP adjustments:
Stock-based compensation	0.19	0.11
Amortization of acquired intangibles	0.02	0.01
Acquisition related expenses	-	0.00
Release of tax liability upon obligation settlement and estimate revisions	-	(0.01)
Gain on lease termination	-	(0.00)
Payroll taxes related to stock-based compensation	0.01	0.02
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.04)

	94,673,557	88,612,804
GAAP weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted

* Some columns may not add due to rounding

TWILIO INC.
Key Metrics
(Unaudited)

	March 31,	June 30,	Sept. 30,	Dec. 31,	March 31,
	2017	2017	2017	2017	2018

Number of Active Customers (as of period end date)	40,696	43,431	46,489	48,979	53,985
Base Revenue (in thousands)	$80,643	$87,583	$91,965	$105,299	$117,507
Base Revenue Growth Rate	62%	55%	43%	40%	46%
Dollar-Based Net Expansion Rate	141%	131%	122%	118%	132%

CONTACT:
Twilio Inc.
Investor Contact:
Greg Kleiner
ir@Twilio.com
or
Media Contact:
Caitlin Epstein
press@Twilio.com